Exhibit 99.1

NetLogic Microsystems Contact:	Investor Relations Contact:
Don Witmer, CFO	Leslie Green
NetLogic Microsystems, Inc.	Stapleton Communications Inc.
650-961-6676	650-470-0200
dwitmer@netlogicmicro.com	leslie@stapleton.com

NetLogic Microsystems Announces Q4 and FY 2005 Financial Results

Company Introduces NETL7™ Layer 7 Content Processor, Announces

Acquisition of Cypress Semiconductor’s Network Search Engine Products Including Noted Ayama and Sahasra Families

MOUNTAIN VIEW, Calif. – Jan. 25, 2006 – NetLogic Microsystems, Inc. (NASDAQ: NETL), the leader in the design and development of knowledge-based processors, today announced financial results for the fourth quarter ended Dec. 31, 2005.

Revenue in the fourth quarter of 2005 was $21.2 million, up 6 percent from $20.0 million in the third quarter of 2005 and up 39 percent from $15.2 million in the fourth quarter of 2004.

Gross margin in the fourth quarter of 2005 was 63 percent, compared with gross margin of 61 percent in the third quarter of 2005, and gross margin of approximately 48 percent in the fourth quarter of 2004.

Fourth quarter net income, in accordance with generally accepted accounting principles (GAAP), was $5.0 million or $0.26 per share, compared with a net income of $3.6 million or $0.19 per share in the third quarter of 2005, and a net loss of $75,000 or a loss of $0.00 per share in fourth quarter of 2004.

Pro forma net income, which excludes amortization of stock-based compensation, was $5.3 million or $0.27 per share in the fourth quarter of 2005, compared with pro forma net income of $4.0 million or $0.21 per share in the third quarter of 2005, and pro forma net income of $820,000 or $0.05 per share in the fourth quarter of 2004.

For the fiscal year ended Dec. 31, 2005, revenue was $81.8 million, up 71 percent from $47.8 million for the fiscal year ended Dec. 31, 2004. Net income, in accordance with GAAP for the year ended Dec. 31, 2005, was $16.4 million or $0.87 per share, compared with a net loss of $12.0 million or a loss of $1.17 per share for the year ended Dec. 31, 2004. Pro forma net income, excluding amortization of stock-based compensation for the year ended Dec. 31, 2005, was $18.3 million or $0.97 per share. Pro forma net loss for the year ended Dec. 31, 2004 was $2.8 million or a loss of $0.28 per share, and excluded amortization of stock-based compensation and note discounts.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal 2005 Results

Jan. 25, 2006

The company believes the additional non-GAAP measures provided are useful to investors for performing financial analysis because they highlight the company’s operating activities. The company’s management uses this pro forma measure internally to evaluate its operating performance and plan for its future periods. However, pro forma measures are not a substitute for GAAP measures. For a reconciliation of GAAP versus pro forma financial information on a quarterly basis, please see the attached schedule.

Launch of NETL7™, Layer 7 Content Processor Family

The company announced the first product in its new NETL7™ family of Layer 7 content processors. The NLS1000 content processor is the industry’s first content processor capable of processing application networking and security functions at 10 Gigabits per second (10Gbps). This high-performance content processor accelerates compute-intensive content signature recognition tasks for enterprise and carrier-class networks and is used to perform 10 Gbps wire-speed content inspection of packets traveling through the network.

Typical applications for the NLS1000 content processor include Layer 7 application switching/routing, unified threat management (UTM) appliances, intrusion detection and prevention systems (IDS/IPS), and anti-virus gateways. The market for application-layer networking and network security is expected to be one of the fastest growing segments within the technology sector over the next decade, as service providers, enterprises, consumers and government agencies continue their migration toward Layer 7 routing and security systems.

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal 2005 Results

Jan. 25, 2006

Acquisition of Cypress Semiconductor’s Network Search Engine Products Including Noted Ayama and Sahasra Families

The company also announced today that it has signed a definitive agreement to acquire certain assets associated with Cypress Semiconductor’s network search engine products. The agreement was signed today and the company hopes to close the transaction prior to the end of the first quarter of 2006. The company believes that the transaction will be neutral to slightly accretive to its fiscal 2006 earnings, and accretive to 2007 earnings. The purchase has been approved by the boards of directors of each company and is subject to customary closing conditions.

The company is acquiring the Sahasra algorithmic technology, which it views as a significant component in driving towards low-cost Layer 7 applications acceleration and security processing solutions. Acquiring the Sahasra assets and intellectual property gives the company a four-year head start in this effort, based on Cypress’ leadership position in developing this advanced technology. The company plans to combine the Sahasra technology with the recently announced NETL7 content processor technology to develop second and third generation Layer 7 content processors, which will deliver even higher performance while greatly reducing power and lowering system cost.

The acquisition also includes Cypress’ NSE70K family, Ayama™ 10K family and Ayama 20K family. Acquiring the NSE70K, Ayama 10K and Ayama 20K families will help the company expand its non-Cisco customer base and accelerate the diversification of its revenue. The acquisition of the Ayama products will also expand the company’s product offering and customer engagements in the new high volume, entry-level Layer 2/3 switch market, where Cypress has a strong established presence.

Under the terms of the agreement, the company will pay Cypress approximately $50 million in shares of common stock at the closing of the transaction, plus up to an additional $10 million in cash and approximately $10 million in additional shares of common stock upon achieving specific revenue objectives that are outlined in the agreement.

Management Qualitative Comments

“We continue to deliver strong revenue growth as companies respond to the need to upgrade their networking infrastructure to meet the increasing demands of voice, video and data traffic over their networks,” said Ron Jankov, president and CEO.

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal 2005 Results

Jan. 25, 2006

“Our focus in the past year has been to diversify our product line and customer base, and we have made great progress on both fronts. As we move into 2006, we expect this customer diversification trend to continue as new programs utilizing knowledge-based processors ramp with existing customers and our newer product families gain traction with an expanded base of customers,” Jankov said.

During 2005, the company announced the NL6000 family, its second generation knowledge-based processor, which doubles the performance and halves the power relative to the NL5000 KBP family. Customers such as Alaxala Networks and Foundry Networks are taking advantage of these performance and power gains to deliver more functionality to their customers, including advanced quality-of-service for voice and video and advanced header-level security for access-control lists and virtual private networks. Both customers are now delivering 10Gbps wire-speed performance for full Internet Protocol version 6. Significantly, the company closed two major design wins at Cisco Systems for the NL6000 family, its first design wins for this product at Cisco.

In 2005, the company also launched its NetLite™ family of processors targeting entry-level Layer 2/3 switches. With the acquisition of the Cypress’ Ayama product family, the company now has a more complete product offering for this market, and a significantly expanded customer base. The company expects this market to begin a phase of rapid growth in late 2006 or early 2007, as the triple-play requirements of voice and video will drive increased functionality and performance in these entry-level internet access boxes.

“The introduction of our first processor for Layer 7 processing, together with the acquisition of Cypress’ Sahasra algorithmic technology gives us a strong start in this exploding market,” said Jankov. “Layer 7 content processing represents the next phase of our growth and diversification strategy. In addition to expanding the company’s product portfolio, the NETL7 content processor family allows us to expand our global market footprint and customer base by offering our high-performance processors to a broader set of customers in the communications, networking, security appliance, software provider and computing markets.”

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal 2005 Results

Jan. 25, 2006

Conference Call

The company will host its fourth quarter and fiscal 2005 financial results conference call on Jan. 25, 2006 at 2:00 p.m. Pacific time. To listen to the conference call, dial (800) 299-0433 ten minutes prior to the start of the call, using the passcode 80875495. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial (888) 286-8010 and enter passcode 26899037.

The conference call will be available via a live webcast on the investor relations section of the NetLogic Microsystems web site at http://www.netlogicmicro.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 3 months.

About NetLogic Microsystems

NetLogic Microsystems, Inc., a fabless semiconductor company located in Mountain View, Calif., designs, develops and markets high performance knowledge-based processors for a variety of advanced Internet, corporate and other networking systems, such as routers, switches, network security appliances, network access equipment and networked storage devices. NetLogic Microsystems’ knowledge-based processors use an advanced processor architecture and a large knowledge database to make complex decisions about individual packets of information traveling through the network. Knowledge-based processors from NetLogic Microsystems significantly enhance the ability of networking OEMs to supply network service providers with systems offering more advanced functionality for the Internet, such as application-based routing, voice transmission over the Internet, or VoIP, virtual private networks, or VPNs, and streaming video and audio. For more information about products offered by NetLogic Microsystems, call 650.961.6676 or visit the NetLogic Microsystems Website at http://www.netlogicmicro.com

NetLogic Microsystems, the NetLogic Microsystems logo, NetLite and NETL7 are trademarks of NetLogic Microsystems, Inc. All other trademarks are properties of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal 2005 Results

Jan. 25, 2006

expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, the length of our sales cycles, our average selling prices, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry, and the effects of any acquisitions we make, including the pending acquisition of Cypress Semiconductor network search engine product lines under the definitive agreement dated as of January 25, 2006. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal 2005 Results

Jan. 25, 2006

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Revenue:
Product revenue	$21,221	$15,249	$81,759	$46,705
License and engineering service revenue	—	—	—	1,128

Total revenue	21,221	15,249	81,759	47,833

Gross profit	13,306	7,351	48,344	21,169

Operating expenses:
Research and development	5,724	4,893	21,125	17,259
Selling, general and administrative	2,856	1,692	9,929	6,587
Stock-based compensation	334	895	1,821	5,511

Total operating expenses	8,914	7,480	32,875	29,357

Income (loss) from operations	4,392	(129)	15,469	(8,188)

Interest and other income (expense), net	564	54	1,349	(3,843)

Income (loss) before income taxes	4,956	(75)	16,818	(12,031)

Provision for income taxes	(27)	—	379	—

Net income (loss)	$4,983	$(75)	$16,439	$(12,031)

Net income (loss) per share - Basic	$0.28	$(0.00)	$0.93	$(1.17)

Net income (loss) per share - Diluted	$0.26	$(0.00)	$0.87	$(1.17)

Shares used in calculation - Basic	17,908	17,328	17,725	10,318

Shares used in calculation - Diluted	19,418	17,328	18,992	10,318

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal 2005 Results

Jan. 25, 2006

NETLOGIC MICROSYSTEMS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Revenue:
Product revenue	$21,221	$15,249	$81,759	$46,705
License and engineering service revenue	—	—	—	1,128

Total revenue	21,221	15,249	81,759	47,833

Gross profit	13,326	7,351	48,420	21,338

Operating expenses:
Research and development	5,724	4,893	21,125	17,259
Selling, general and administrative	2,856	1,692	9,929	6,587
Stock-based compensation	—	—	—	—

Total operating expenses	8,580	6,585	31,054	23,846

Income (loss) from operations	4,746	766	17,366	(2,508)

Interest and other income (expense), net	564	54	1,349	(330)

Income (loss) before income taxes	5,310	820	18,715	(2,838)

Provision for income taxes	(27)	—	379	—

Net income (loss)	$5,337	$820	$18,336	$(2,838)

Net income (loss) per share - Basic	$0.30	$0.05	$1.03	$(0.28)

Net income (loss) per share - Diluted	$0.27	$0.05	$0.97	$(0.28)

Shares used in calculation - Basic	17,908	17,328	17,725	10,318

Shares used in calculation - Diluted	19,418	18,210	18,992	10,318

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO PRO FORMA NET INCOME (LOSS)

(IN THOUSANDS)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
GAAP net income (loss)	$4,983	$(75)	$16,439	$(12,031)

Pro forma adjustments:

Amortization of stock-based compensation	354	895	1,897	5,680
Amortization of note discounts	—	—	—	3,513

Pro forma net income (loss)	$5,337	$820	$18,336	$(2,838)

NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal 2005 Results

Jan. 25, 2006

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$65,788	$41,411
Accounts receivable, net	5,972	5,873
Inventory	8,822	7,759
Prepaid expenses and other current assets	832	1,408

Total current assets	81,414	56,451

Property and equipment, net	4,012	2,953
Other assets	103	50

Total assets	$85,529	$59,454

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,458	$5,690
Accrued liabilities	7,432	4,164
Capital lease obligations, current	360	1,314

Total current liabilities	16,250	11,168

Capital lease obligations, long-term	327	3
Other liabilities	294	181

Total liabilities	16,871	11,352

Stockholders’ equity:
Common stock	180	176
Additional paid-in capital	152,379	150,769
Notes receivable from stockholders	(44)	(434)
Deferred stock-based compensation	(1,114)	(3,227)
Accumulated deficit	(82,743)	(99,182)

Total stockholders’ equity	68,658	48,102

Total liabilities and stockholders’ equity	$85,529	$59,454